UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2016

LANTRONIX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-16027	33-0362767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7535 Irvine Center Drive, Suite 100

Irvine, California 92618

(Address of principal executive offices, including zip code)

(949) 453-3990

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Lantronix, Inc. (the “Company”) held its Annual Meeting of Stockholders on November 16, 2016. Of the 17,253,799 shares of the Company’s common stock entitled to vote at the Annual Meeting, a total of 16,153,483 shares were represented at the Annual Meeting in person or by proxy. The voting results for each item of business properly presented at the Annual Meeting are set forth below.

Proposal 1: Election of Directors

All six of the Company’s director nominees were elected with the following votes:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Jeffrey Benck	13,024,722	89,773	3,038,988

Bernhard Bruscha	12,918,843	195,652	3,038,988

Bruce C. Edwards	13,009,244	105,251	3,038,988

Paul F. Folino	12,772,535	341,960	3,038,988

Martin Hale, Jr.	13,023,170	91,325	3,038,988

Hoshi Printer	12,982,583	131,912	3,038,988

Proposal 2: Ratification of Appointment of Independent Registered Public Accountants

The proposal to ratify the appointment of Squar Milner, LLP as the Company’s independent registered public accountants for the fiscal year ending June 30, 2017 was approved with the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,861,652	285,675	6,156	0

Proposal 3: Advisory Vote on Executive Compensation

The proposal to approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers was approved with the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,887,418	137,870	89,207	3,038,988

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2016	LANTRONIX, INC.

By:	/s/ Jeremy Whitaker
Jeremy Whitaker Chief Financial Officer

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